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                                                                    EXHIBIT 10.6

                         WATCHGUARD TECHNOLOGIES, INC.

                     1996 STOCK INCENTIVE COMPENSATION PLAN
                   As Amended and Restated as of May 26, 1999

                              SECTION 1.  PURPOSE

     The purpose of this 1996 Stock Incentive Compensation Plan (the "Plan") is to enhance the long-term stockholder value of WatchGuard Technologies, Inc., a Delaware corporation (the "Company"), by offering opportunities to employees, directors, officers, consultants, agents, advisors and independent contractors of the Company and its Subsidiaries (as defined in Section 2 below) to participate in the Company's growth and success, and to encourage them to remain in the service of the Company and its Subsidiaries and to acquire and maintain stock ownership in the Company.

                            SECTION 2.  DEFINITIONS

     For purposes of the Plan, the following terms shall be defined as set forth below:

2.1  Award

     "Award" means an award or grant made to a Participant pursuant to the Plan, including awards or grants of Stock Awards, Incentive Stock Options or Nonqualified Stock Options or any combination of the foregoing.

2.2  Board

     "Board" means the Board of Directors of the Company.

2.3  Cause

     "Cause" means willful misconduct with respect to, or that is harmful to, the Company or any of its affiliates including, without limitation, dishonesty, fraud, unauthorized use or disclosure of confidential information or trade secrets or other misconduct (including, without limitation, conviction for a felony), in each case as reasonably determined by the Plan Administrator.

2.4  Code

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

2.5  Common Stock

     "Common Stock" means the common stock, par value $.01 per share, of the Company.

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2.6  Corporate Transaction

     "Corporate Transaction" means either of the following events:

     (a) Consummation of any merger or consolidation of the Company with or into another corporation; or

     (b) Consummation of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company's assets or outstanding securities, other than a transfer of the Company's assets or securities to a majority-owned Subsidiary Corporation.

2.7  Disability

     As used in the Plan, the term "Disability" refers to a mental or physical impairment of the Participant which is expected to result in death or which has lasted or is expected to last for a continuous period of 12 months or more and which causes the Participant to be unable, in the opinion of the Company, to perform his or her duties for the Company and to be engaged in any substantial gainful activity.

2.8  Early Retirement

     "Early Retirement" means retirement as that term is defined by the Plan Administrator from time to time for purposes of the Plan.

2.9  Exchange Act

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

2.10  Fair Market Value

      "Fair Market Value" shall be as established in good faith by the Plan Administrator or (a) if the Common Stock is listed on the Nasdaq National Market, the average of the high and low per share sales prices for the Common Stock as reported by the Nasdaq National Market for a single trading day or (b) if the Common Stock is listed on the New York Stock Exchange, the average of the high and low per share sales prices for the Common Stock as reported in The Wall Street Journal for the New York Stock Exchange--Composite Transactions (or similar successor consolidated transactions report) for a single trading day.
If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.

2.11  Good Reason

      "Good Reason" means the occurrence of any of the following events or conditions and the failure of a Successor Corporation to cure such event or condition within 30 days after receipt of written notice from the Participant:

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          (a)  a change in the Holder's status, title, position or
responsibilities (including reporting responsibilities) that, in the Holder's reasonable judgment, represents a substantial reduction in the status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Holder of any duties or responsibilities that, in the Holder's reasonable judgment, are inconsistent with such status, title, position or responsibilities; or any removal of the Holder from or failure to reappoint or reelect the Holder to any of such positions, except in connection with the termination of the Holder's employment for Cause, for Disability or as a result of his or her death, or by the Holder other than for Good Reason;

          (b)  a reduction in the Holder's annual base salary;

          (c) the Successor Corporation's requiring the Holder (without the Holder's consent) to be based at any place outside a 35-mile radius of his or her place of employment prior to a Corporate Transaction, except for reasonably required travel on the Successor Corporation's business that is not materially greater than such travel requirements prior to the Corporate Transaction;

          (d) the Successor Corporation's failure to (i) continue in effect any material compensation or benefit plan (or the substantial equivalent thereof) in which the Holder was participating at the time of a Corporate Transaction, including, but not limited to, the Plan, or (ii) provide the Holder with compensation and benefits at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each employee benefit plan, program and practice as in effect immediately prior to the Corporate Transaction (or as in effect following the Corporate Transaction, if greater);

          (e) any material breach by the Successor Corporation of its obligations to the Holder under the Plan or any substantially equivalent plan of the Successor Corporation; or

          (f) any purported termination of the Holder's employment or service for Cause by the Company that does not comply with the terms of the Plan.

2.12  Grant Date

      "Grant Date" means the date on which the Plan Administrator completes the corporate action relating to the grant of an Award and all conditions precedent to the grant have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

2.13  Holder

      "Holder" means the Participant to whom an Award is granted or the personal representative of a Holder who has died.

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2.14  Incentive Stock Option

      "Incentive Stock Option" means an option to purchase Common Stock granted under Section 7 of the Plan with the intention that it qualify as an "incentive stock option" as that term is defined in Section 422 of the Code.

2.15  Nonqualified Stock Option

      "Nonqualified Stock Option" means an option to purchase Common Stock granted under Section 7 of the Plan other than an Incentive Stock Option.

2.16  Option

      "Option" means the right to purchase Common Stock granted under Section 7 of the Plan.

2.17  Participant

      "Participant" means an individual who is a Holder of an Award or, as the context may require, any employee, director, officer, consultant, agent, advisor or independent contractor of the Company or a Subsidiary who has been designated by the Plan Administrator as eligible to participate in the Plan.

2.18  Plan Administrator

      "Plan Administrator" means the Board or any committee of the Board designated to administer the Plan under Section 3.1 of the Plan.

2.19  Related Party Transaction

      "Related Party Transaction" means (a) a merger of the Company in which the holders of shares of Common Stock immediately prior to the merger hold at least a majority of the shares of Common Stock in the surviving corporation immediately after the merger, (b) a mere reincorporation of the Company or (c) a transaction undertaken for the sole purpose of creating a holding company.

2.20  Retirement

      "Retirement" means retirement as of the individual's normal retirement date under the Company's 401(k) plan or other similar plan applicable to salaried employees, unless otherwise defined by the Plan Administrator from time to time for purposes of the Plan.

2.21  Securities Act

      "Securities Act" means the Securities Act of 1933, as amended.

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2.22  "Stock Award"

      "Stock Award" means shares of Common Stock or units denominated in Common Stock granted under Section 9, the rights of ownership of which may be subject to restrictions prescribed by the Plan Administrator.

2.23  Subsidiary

      "Subsidiary," except as expressly provided otherwise, means any entity that is directly or indirectly controlled by the Company or in which the Company has a significant ownership interest, as determined by the Plan Administrator.

2.24  Successor Corporation

      "Successor Corporation" has the meaning given such term in Section 11.3.1.

                          SECTION 3.  ADMINISTRATION

3.1  Plan Administrator

     The Plan shall be administered by the Board and/or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of, the Board (a "Plan Administrator"). If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the members of any committee acting as Plan Administrator, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding (a) "outside directors" as contemplated by Section 162(m) of the Code and (b) "nonemployee directors" as contemplated by Rule 16b-3 under the Exchange Act. The Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible persons to different committees consisting of one or more members of the Board, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time.

3.2  Administration and Interpretation by the Plan Administrator

     Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Awards under the Plan, including the selection of individuals to be granted Awards, the type of Awards, the number of shares of Common Stock subject to an Award, all terms, conditions, restrictions and limitations, if any, of an Award and the terms of any instrument that evidences the Award. The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan's administration. The Plan Administrator's interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company's officers as it so determines.

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                     SECTION 4.  STOCK SUBJECT TO THE PLAN

4.1  Authorized Number of Shares

     Subject to adjustment from time to time as provided in Section 11.1, the number of shares of Common Stock that shall be available for issuance under the Plan shall be

     (a)  4,317,493 shares, plus

     (b) an annual increase to be added on the first day of the Company's fiscal year beginning in 2000 equal to the lesser of (i) 375,000 shares and (ii) 3% of the adjusted average common shares outstanding of the Company used to calculate fully diluted earnings per share as reported in the Company's annual financial statements for the preceding fiscal year or (iii) a lesser amount determined by the Board; provided, however, that any shares from any increases in previous years that are not actually issued shall be added to the aggregate number of shares available for issuance under the Plan.

     Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company as treasury shares.

4.2  Reuse of Shares

     Any shares of Common Stock that have been made subject to an Award that cease to be subject to the Award (other than by reason of exercise or payment of the Award to the extent it is exercised for or settled in shares), including, without limitation, in connection with the cancellation of an Award and the grant of a replacement Award, shall again be available for issuance in connection with future grants of Awards under the Plan.

                            SECTION 5.  ELIGIBILITY

     Awards may be granted under the Plan to those officers, directors and employees of the Company and its Subsidiaries as the Plan Administrator from time to time selects. Awards may also be made to consultants, agents, advisors and independent contractors who provide services or other benefits to the Company or its Subsidiaries; provided, however, that such Participants render bona fide services that are not in connection with the offer and sale of the Company's securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities.

                              SECTION 6.  AWARDS

6.1  Form and Grant of Awards

     The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be made under the Plan. Such Awards may include, but are not limited to, Incentive Stock Options, Nonqualified Stock Options and Stock Awards. Awards may be granted singly or in combination.

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6.2  Settlement of Awards

     The Company may settle Awards through the delivery of shares of Common Stock, cash payments, the granting of replacement Awards or any combination thereof as the Plan Administrator shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Plan Administrator shall determine. The Plan Administrator may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred stock equivalents. The Plan Administrator may at any time offer to buy out, for a payment in cash or Common Stock, an Award previously granted based on such terms and conditions as the Plan Administrator shall establish and communicate to the Participant at the time such offer is made.

6.3  Acquired Company Awards

     Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Awards under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other entities ("Acquired Entities") (or the parent of the Acquired Entity) and the new Award is substituted, or the old award is assumed, by reason of a merger, consolidation, acquisition of property or of stock, reorganization or liquidation (the "Acquisition Transaction"). In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such Awards shall be deemed to be Participants and Holders.

                         SECTION 7.  AWARDS OF OPTIONS

7.1  Grant of Options

     The Plan Administrator is authorized under the Plan, in its sole discretion, to issue Options as Incentive Stock Options or as Nonqualified Stock Options, which shall be appropriately designated.

7.2  Option Exercise Price

     The exercise price for shares purchased under an Option shall be as determined by the Plan Administrator, but shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date with respect to Incentive Stock Options and not less than 85% of the Fair Market Value of the Common Stock on the Grant Date with respect to Nonqualified Stock Options.

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7.3  Term of Options

     The term of each Option shall be as established by the Plan Administrator or, if not so established, shall be 10 years from the Grant Date.

7.4  Exercise of Options

     The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which or the installments in which the Option shall become exercisable, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option will become exercisable according to the following schedule, which may be waived or modified by the Plan Administrator at any time:


  Period of Optionee's Continuous Employment or
   Service With the Company or Its Subsidiaries                      Percent of Total Option
              From the Grant Date                                      That Is Exercisable
-----------------------------------------------------  ------------------------------------------------

               After 12 months                                                25%

       Each additional month thereafter                                     2.0833%

                After 4 years                                                100%

     To the extent that the right to purchase shares has accrued thereunder, an Option may be exercised from time to time by written notice to the Company, in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised and accompanied by payment in full as described in Section 7.5 of the Plan. The Plan Administrator may determine that an Option may not be exercised as to less than a reasonable number of shares at any one time.

7.5  Payment of Exercise Price

     The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid in cash or by check or, unless the Plan Administrator in its sole discretion determines otherwise, either at the time the Option is granted or at any time before it is exercised, in any combination of

     (a)  cash or check;

     (b) tendering (either actually or, if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock already owned by the Participant for at least six months (or any shorter period necessary to avoid a charge to the Company's earnings for financial reporting purposes) having a Fair Market Value on the day prior to the exercise date equal to the aggregate Option exercise price;

     (c) if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, delivery of a properly executed exercise notice, together with irrevocable

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instructions, to (i) a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise and (ii) the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of the Federal Reserve Board; or

     (d)  such other consideration as the Plan Administrator may permit.

     In addition, to assist a Participant (including a Participant who is an officer or a director of the Company) in acquiring shares of Common Stock pursuant to an Award granted under the Plan, the Plan Administrator, in its sole discretion, may authorize, either at the Grant Date or at any time before the acquisition of Common Stock pursuant to the Award, (i) the payment by a Participant of a full-recourse promissory note, (ii) the payment by the Participant of the purchase price, if any, of the Common Stock in installments, or (iii) the guarantee by the Company of a loan obtained by the Participant from a third party. Subject to the foregoing, the Plan Administrator shall in its sole discretion specify the terms of any loans, installment payments or loan guarantees, including the interest rate and terms of and security for repayment.

7.6  Post-Termination Exercises

     The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option will continue to be exercisable, and the terms and conditions of such exercise, if a Holder ceases to be employed by, or to provide services to, the Company or its Subsidiaries, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option will be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time. In case of termination of the Holder's employment or services other than by reason of death or Cause, the Option shall be exercisable, to the extent of the number of shares purchasable by the Holder at the date of such termination, only: (a) within one year if the termination of the Holder's employment or services are coincident with Retirement, Early Retirement at the Company's request or Disability or (b) within three months after the date the Holder ceases to be an employee, director, officer, consultant, agent, advisor or independent contractor of the Company or a Subsidiary if termination of the Holder's employment or services is for any reason other than Retirement, Early Retirement at the Company's request or Disability, but in no event later than the remaining term of the Option. Any Option exercisable at the time of the Holder's death may be exercised, to the extent of the number of shares purchasable by the Holder at the date of the Holder's death, by the personal representative of the Holder's estate entitled thereto at any time or from time to time within one year after the date of death, but in no event later than the remaining term of the Option. In case of termination of the Holder's employment or services for Cause, the Option shall automatically terminate upon first notification to the Holder of such termination, unless the Plan Administrator determines otherwise. If a Holder's employment or services with the Company are suspended pending an investigation of whether the Holder shall be terminated for Cause, all the Holder's rights under any Option likewise shall be suspended during the period of investigation.

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     A transfer of employment or services between or among the Company and its
Subsidiaries shall not be considered a termination of employment or services. Unless the Plan Administrator determines otherwise, a leave of absence approved in accordance with Company procedures shall not be considered a termination of employment or services, except that with respect to Incentive Stock Options such leave of absence shall be subject to any requirements of Section 422 of the Code.

                SECTION 8.  INCENTIVE STOCK OPTION LIMITATIONS

     To the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

8.1  Dollar Limitation

     To the extent the aggregate Fair Market Value (determined as of the Grant
Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

8.2  10% Stockholders

     If a Participant owns 10% or more of the total voting power of all classes of the Company's stock, then the exercise price per share of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option term shall not exceed five years.

     For purposes of this Section 8.2, in determining stock ownership, an employee shall be deemed to own the shares owned, directly or indirectly, by or for his or her brothers, sisters, spouse, ancestors and lineal descendants. Shares owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its stockholders, partners or beneficiaries. If an employee or a person related to the employee owns an unexercised option or warrant to purchase shares of the Company, the shares subject to that portion of the option or warrant which is unexercised shall not be counted in determining stock ownership. For purposes of this Section 8.2, shares owned by an employee shall include all shares actually issued and outstanding immediately before the grant of the Incentive Stock Option to the employee.

8.3  Eligible Employees

     Individuals who are not employees of the Company or one of its parent corporations or subsidiary corporations may not be granted Incentive Stock Options. For purposes of this Section 8.3 of the Plan, "parent corporation" and "subsidiary corporation" shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

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8.4  Term

     The term of an Incentive Stock Option shall not exceed 10 years.

8.5  Exercisability

     An Option designated as an Incentive Stock Option shall cease to qualify for favorable tax treatment as an Incentive Stock Option to the extent it is exercised (if permitted by the terms of the Option) (a) more than three months after termination of employment for reasons other than death or Disability, (b) more than one year after termination of employment by reason of Disability, or
(c) after the Participant has been on leave of absence for more than 90 days, unless the Participant's reemployment rights are guaranteed by statute or contract.

8.6  Taxation of Incentive Stock Option

     In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares issued upon the exercise of an Incentive Stock Option for two years after the date of grant of the Incentive Stock Option and one year from the date of exercise. A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Plan Administrator may require a Participant to give the Company prompt notice of any disposition of shares acquired by the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

8.7  Promissory Notes

     The amount of any promissory note delivered pursuant to Section 7.5 in connection with an Incentive Stock Option shall bear interest at a rate specified by the Plan Administrator, but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes.

                           SECTION 9.  STOCK AWARDS

9.1  Grant of Stock Awards

     The Plan Administrator is authorized to make Awards of Common Stock or Awards denominated in units of Common Stock on such terms and conditions and subject to such restrictions, if any (which may be based on continuous service with the Company or the achievement of performance goals), as the Plan Administrator shall determine, in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award. The terms, conditions and restrictions that the Plan Administrator shall have the power to determine shall include, without limitation, the manner in which shares subject to Stock Awards are held during the periods they are subject to restrictions and the circumstances under which forfeiture of the Stock Award shall occur by reason of termination of the Participant's employment or service relationship.

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9.2  Issuance of Shares

     Upon the satisfaction of any terms, conditions and restrictions prescribed in respect to a Stock Award, or upon the Participant's release from any terms, conditions and restrictions of a Stock Award, as determined by the Plan Administrator, the Company shall release, as soon as practicable, to the Participant or, in the case of the Participant's death, to the personal representative of the Participant's estate or as the appropriate court directs, the appropriate number of shares of Common Stock.

9.3  Waiver of Restrictions

     Notwithstanding any other provisions of the Plan, the Plan Administrator may, in its sole discretion, waive the forfeiture period and any other terms, conditions or restrictions on any Stock Award under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate.

                          SECTION 10.  ASSIGNABILITY

     Awards granted under the Plan and any interest therein may not be assigned, pledged or transferred by the Holder and may not be made subject to attachment or similar proceedings other than by will or by the applicable laws of descent and distribution, and during the Holder's lifetime, such Awards may be exercised only by the Holder. Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit such assignment, transfer and exercisability and may permit a Holder to designate a beneficiary who may exercise the Award or receive compensation under the Award after the Holder's death; provided, however, that any Award so assigned or transferred shall be subject to all the same terms and conditions contained in the instrument evidencing the Award.

                           SECTION 11.  ADJUSTMENTS

11.1  Adjustment of Shares

      In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company's corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock of the Company, then the Plan Administrator shall make proportional adjustments as it shall deem appropriate in the circumstances in (i) the maximum number and kind of securities subject to the Plan as set forth in Section 4.1, and (ii) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding. Notwithstanding the foregoing, a dissolution or liquidation of the Company or a Corporate Transaction shall not be governed by this Section 11.1 but shall be governed by Sections 11.2 and 11.3, respectively.

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11.2  Dissolution or Liquidation

      In the event of the proposed dissolution or liquidation of the Company, the Plan Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Plan Administrator in its discretion may permit a Participant to exercise an Option until 10 days prior to such transaction with respect to all vested and exercisable shares of Common Stock covered thereby and with respect to such number of unvested shares as the Plan Administrator shall determine. In addition, the Plan Administrator may provide that any forfeiture provision or Company repurchase option applicable to any Award shall lapse as to such number of shares as the Plan Administrator shall determine, contingent upon the occurrence of the proposed dissolution or liquidation at the time and in the manner contemplated. To the extent an Option has not been previously exercised, the Option shall terminate automatically immediately prior to the consummation of the proposed action. To the extent a forfeiture provision applicable to a Stock Award has not been waived by the Plan Administrator, the Stock Award shall be forfeited automatically immediately prior to the consummation of the proposed action.

11.3  Corporate Transaction

      11.3.1  Options

      In the event of a Corporate Transaction, except as otherwise provided in the instrument evidencing the Award, each outstanding Option shall be assumed or continued or an equivalent option or right substituted by the surviving corporation, the successor corporation or its parent corporation, as applicable (the "Successor Corporation"). In the event that the Successor Corporation refuses to assume, continue or substitute for the Option, the Participant shall fully vest in and have the right to exercise the Option as to all of the shares of Common Stock subject thereto, including shares as to which the Option would not otherwise be vested or exercisable. If an Option shall become fully vested and exercisable in lieu of assumption or substitution in the event of a Corporate Transaction, the Plan Administrator shall notify the Participant in writing or electronically that the Option shall be fully vested and exercisable for a specified time period after the date of such notice, and the Option shall terminate upon the expiration of such period, in each case conditioned on the consummation of the Corporate Transaction. For purposes of this Section 11.3.1, the Option shall be considered assumed if, following the Corporate Transaction, the option or right confers the right to purchase or receive, for each share of Common Stock subject to the Option, immediately prior to the Corporate Transaction, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Corporate Transaction is not solely common stock of the Successor Corporation, the Plan Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of the Option, for each share of Common Stock subject thereto, to be solely common stock of the Successor Corporation equal in fair market value to the per share consideration received by holders of Common Stock in the Corporate Transaction. All Options shall terminate and cease to remain outstanding immediately following the consummation of the Corporate Transaction, except to the extent assumed by the Successor Corporation.

     11.3.2  Stock Awards

     In the event of a Corporate Transaction, except as otherwise provided in the instrument evidencing the Award, the vesting of shares subject to Stock Awards shall accelerate, and the forfeiture provisions to which such shares are subject shall lapse, if and to the same extent that the vesting of outstanding Options accelerates in connection with the Corporate Transaction. If unvested Options are to be assumed, continued or substituted by a Successor Corporation without acceleration upon the occurrence of a Corporate Transaction, the forfeiture provisions to which such Stock Awards are subject shall continue with respect to shares of the Successor Corporation that may be issued in exchange for such shares subject to Stock Awards.

     11.3.3  Acceleration Upon Termination of Employment

     Any such Awards that are assumed or replaced in the Corporate Transaction, other than a Related Party Transaction, and do not otherwise accelerate at that time shall be accelerated in the event the Holder's employment or services should subsequently terminate within two years following such Corporate Transaction, unless such employment or services are terminated by the Successor Corporation for Cause or by the Holder voluntarily without Good Reason.

11.4  Further Adjustment of Awards

      Without limiting the preceding Sections 11.2 and 11.3 of the Plan, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change in control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to Participants, with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, payment or settlement or lifting restrictions, differing methods for calculating payments or settlements, alternate forms and amounts of payments and settlements and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Plan Administrator may take such actions before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change in control that is the reason for such action.

11.5  Limitations

      The grant of Awards will in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                       SECTION 12.  WITHHOLDING OF TAXES

     The Company may require the Participant to pay to the Company the amount of any withholding taxes that the Company is required to withhold with respect to the grant, vesting or exercise of any Award. Subject to the Plan and applicable law, the Plan Administrator may, in its sole discretion, permit the Participant to satisfy withholding obligations, in whole or in part, (a) by paying cash, (b) by electing to have the Company withhold shares of Common Stock (up to the minimum required federal tax withholding rate) or (c) by transferring to the Company shares of Common Stock (already owned by the Participant for such period necessary to avoid a charge to the Company's earnings for financial reporting purposes), in such amounts as are equivalent to the Fair Market Value of the withholding obligation. The Company shall have the right to withhold from any Award or any shares of Common Stock issuable pursuant to an Award (up to the minimum required federal tax withholding rate) or from any cash amounts otherwise due or to become due from the Company to the Participant an amount equal to such taxes. The Company may also deduct from any Award any other amounts due from the Participant to the Company or a Subsidiary.

                 SECTION 13.  AMENDMENT AND TERMINATION OF PLAN

13.1  Amendment of Plan

      The Plan may be amended by the stockholders of the Company. The Board may also amend the Plan in such respects as it shall deem advisable; however, to the extent required for compliance with Section 422 of the Code or any applicable law or regulation, stockholder approval will be required for any amendment that will (a) increase the total number of shares as to which Options may be granted under the Plan, (b) materially modify the class of persons eligible to receive Awards, (c) materially increase the benefits accruing to Participants under the Plan, or (d) otherwise require stockholder approval under any applicable law or regulation.

13.2  Termination of Plan

      The Company's stockholders or the Board may suspend or terminate the Plan at any time. Unless sooner terminated as provided herein, the Plan shall
terminate on May    , 2009.

13.3  Consent of Holder

      The amendment or termination of the Plan or the amendment of an outstanding Award shall not, without the consent of the Holder of any Award under the Plan, impair or diminish any rights or obligations under any Award theretofore granted under the Plan. Any change or adjustment made to an outstanding Incentive Stock Option shall not, without the consent of the Holder, be made in a manner so as to constitute a "modification" that would cause such Incentive Stock Option to fail to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Section 11 shall not be subject to these restrictions.

                         SECTION 14.  MARKET STANDOFF

     In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company's initial public offering, a person shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose of or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any shares issued pursuant to an Award granted under the Plan without the prior written consent of the Company or its underwriters. Such limitations shall be in effect for such period of time as may be requested by the Company or such underwriters and agreed to by the Company's officers and directors with respect to their shares; provided, however, that in no event shall such period exceed 180 days. The limitations of this Section 14 shall in all events terminate two years after the effective date of the Company's initial public offering. Holders of shares issued pursuant to an Award granted under the Plan shall be subject to the market standoff provisions of this Section 14 only if the officers and directors of the Company are also subject to similar arrangements.

     In the event of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Company's outstanding Common Stock effected as a class without the Company's receipt of consideration, any new, substituted or additional securities distributed with respect to the purchased shares shall be immediately subject to the provisions of this Section 14, to the same extent the purchased shares are at such time covered by such provisions.

     In order to enforce the limitations of this Section 14, the Company may impose stop-transfer instructions with respect to the purchased shares until the end of the applicable standoff period.

                             SECTION 15.  GENERAL

15.1  Notification

      The Plan Administrator shall promptly notify a Participant of an Award, and a written grant shall promptly be executed and delivered by or on behalf of the Company that shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and that are not inconsistent with the Plan.

15.2  Continued Employment or Services; Rights in Awards

      Neither the Plan, participation in the Plan as a Participant nor any action of the Plan Administrator taken under the Plan shall be construed as giving any Participant or employee of the Company any right to be retained in the employ of the Company or a Subsidiary or limit the Company's or a Subsidiary's right to terminate the employment or services of the Participant at any time, with or without Cause.

15.3  Registration; Certificates for Shares

      The Company shall be under no obligation to any Participant to register for offering or resale under the Securities Act or register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

      To the extent that the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

15.4  No Rights as a Stockholder

      No Option or Stock Award denominated in units shall entitle the Holder to any dividend, voting or other right of a stockholder unless and until the date of issuance under the Plan of the shares that are the subject of such Awards.

15.5  Compliance With Laws and Regulations

      Notwithstanding anything in the Plan to the contrary, the Plan Administrator, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants. Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an "incentive stock option" within the meaning of Section 422 of the Code.

15.6  Participants in Foreign Countries

      The Plan Administrator shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Subsidiaries may operate to assure the viability of the benefits from Awards granted to Participants employed in such countries and to meet the objectives of the Plan.

15.7  No Trust or Fund

      The Plan is intended to constitute an "unfunded" plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

15.8  Severability

      If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator's determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

15.9  Choice of Law

      The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Washington without giving effect to principles of conflicts of laws.

                          SECTION 16.  EFFECTIVE DATE

      The Plan's effective date is the date on which it is adopted by the Board, so long as it is approved by the Company's stockholders at any time within 12 months of such adoption or, if earlier, and to the extent required for compliance with Rule 16b-3 under the Exchange Act, at the next annual meeting of the Company's stockholders after adoption of the Plan by the Board.

      Adopted by the Board on March 7, 1996 and approved by the Company's stockholders on March 7, 1996 and adjustments made due to the Company's reincorporation in Delaware on May 5, 1997 and to the Company's name change on August 7, 1997. Plan amended and restated by the Board on May 26, 1999 and approved by the Company's stockholders on __________, 1999.

                   PLAN ADOPTION AND AMENDMENTS/ADJUSTMENTS

   Date of
  Adoption/
  Amendment/                                              Date of Stockholder
  Adjustment        Section      Effect of Amendment           Approval
--------------      -------      -------------------      -------------------
Sept. 27, 1996        4.1         increase plan pool       Sept. 27, 1996
                                  from 450,000 to
                                  1,500,000 shares

March 30, 1997        4.1         increase plan pool       March 30, 1997
                                  from 1,500,000 to
                                  2,500,000 shares

May 7, 1997                       Conform to Delaware      N/A
                                  corporate law

May 15, 1997          4.1         increase plan pool       Aug. 4, 1997
                                  from 2,500,000 to
                                  3,867,493 shares

May 26, 1999                      Plan amended and         _____, 1999
                                  restated